POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of (i) Brian W. Copple, (ii) Thomas M. Spaeth, (iii) David J. Brawley, (iv) Michelle W. Gouvion, and (v) Melissa E. Kirby, signing SINGLY, the undersigned's true and lawful attorney-in-fact to:

       (1)      execute  for  and  on  behalf  of  the  undersigned,  in  the  undersigned's capacity as an officer, director or holder of 10% or more of the registered class of securities of HireRight Holdings Corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

      (2)       do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such forms or amendments with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

      (3)       take  any  other  action  of  any  type  whatsoever  in  connection  with  the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest  of,  or  legally  required  by,  the  undersigned,  it  being  understood  that  the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that  such  attorney-in-fact,  or  such  attorney-in-fact's  substitute  or  substitutes,  shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in- fact, serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Exchange Act.

            This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

* * * * *
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13 day of October 2021.

By:      Name: Laurie J. Blanton

[Signature Page to Power of Attorney (Forms 3, 4 & 5) HireRight Holdings
Corporation]